LivePerson Announces Fourth Quarter 2024 Financial Results

-- Total Revenue of $73.2 million, above the high-end of our guidance range --

-- Adjusted EBITDA above the high-end of our guidance range --

NEW YORK, March 5, 2025, -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” the “Company”, “we” or “us”), a leading provider of trusted enterprise conversational AI and outcome-driven digital transformation, today announced financial results for the fourth quarter ended December 31, 2024.

Fourth Quarter Highlights

Total revenue was $73.2 million for the fourth quarter of 2024, a decrease of 23.3% as compared to the same period last year, driven by customer cancellations and downsells.

LivePerson signed 39 deals in total for the fourth quarter, consisting of 30 existing and 9 new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer (ARPC) increased 2.5% for the fourth quarter to $625,000, up from approximately $610,000 for the comparable prior-year period. ARPC is calculated using only recurring revenue, which is consistent with the revenue base for calculating Net Revenue Retention.

“2024 was a transformative year for LivePerson, marked by strong progress against our strategy. We have reinvigorated our go-to-market capabilities and continued to innovate on our product offerings, resulting in three consecutive quarters of bookings increases, strong adoption of our Generative AI features and the launch of our voice and digital strategy. While our transformation is ongoing, I remain confident that the strong foundation we have built, combined with continued execution, position us for sustainable growth and profitability in the future,” said CEO John Sabino.

“We are seeing increasing demand for AI agents and AI orchestration, traction for LivePerson as a leading solution for large enterprises in regulated industries, and growing interest from partners as three key themes influencing our results and validating our strategy. With three consecutive quarters of sequential bookings growth and improvement in other key commercial metrics, we expect to see continued improvement in the business in 2025,” said CFO and COO John Collins.

Customer Expansion

During the fourth quarter, the Company signed 39 total deals for the quarter, including 30 expansion & renewals and 9 new logo deals. Expansions & renewals included:
•A U.S.- based financial services company;
•A British retail bank; and
•A leading British broadcast and communications company.

New logos included:
•A multinational consulting company to deploy Generative AI for key enterprise clients;
•A leading African insurance company, through a partnership; and
•A leading luxury fashion brand, through a partnership.

Net Loss and Adjusted Operating Income (Loss)

Net loss for the fourth quarter of 2024 was $112.1 million or $1.27 per share, as compared to a net loss of $40.5 million or $0.48 per share for the fourth quarter of 2023. Adjusted operating income, a non-GAAP financial metric, for the fourth quarter of 2024 was $1.0 million, as compared to a $4.0 million adjusted operating loss for the fourth quarter of 2023. Adjusted operating income (loss) excludes provision for income taxes, other litigation, consulting and other employee costs, restructuring costs, amortization of purchased intangibles and finance leases, impairment of goodwill, impairment of intangibles and other assets, stock-based compensation expense, leadership transition costs, contingent earn out adjustments, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, change in fair value of warrants, interest expense, interest income, loss (gain) on divestiture, and other expense (income), net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, for the fourth quarter of 2024 was $8.1 million as compared to adjusted EBITDA of $3.7 million for the fourth quarter of 2023. Adjusted EBITDA excludes depreciation, other litigation, consulting and other employee costs, restructuring costs, amortization of purchased intangibles and finance leases, impairment of goodwill, impairment of intangibles and other assets, stock-based compensation expense, leadership transition costs, contingent earn out adjustments, provision for income taxes, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, change in fair value of warrants, interest expense, interest income, loss (gain) on divestiture, and other expense (income), net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $183.2 million at December 31, 2024, as compared to $210.8 million at December 31, 2023.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including depreciation, other litigation, consulting and other employee costs, restructuring costs, amortization of purchased intangibles and finance leases, impairment of goodwill, impairment of intangibles and other assets, stock-based compensation expense, leadership transition costs, contingent earn out adjustments, provision for income taxes, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, change in fair value of warrants, interest expense, interest income, loss (gain) on divestiture, and other expense (income), net, which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

For the first quarter of 2025, we expect total revenue to range from $63 million - $65 million or (26)% to (24)% year over year. We expect recurring revenue to represent 94% of total revenue. For the first quarter of 2025, we expect adjusted EBITDA to range from $(3) million to $(1) million, or a margin of (4.8)% to (1.5)%.

For the full year 2025, we expect total revenue to range from $240 million - $255 million or (23)% to (18)% year over year. In addition, we expect recurring revenue to represent 93% of total revenue. For the full year 2025, we expect adjusted EBITDA to range from $(14) million to $0 million, or a margin of (5.8)% to 0.0%.

First Quarter 2025

Guidance
Revenue (in millions)	$63 - $65
Revenue growth (year-over-year)	(26)% - (24)%
Adjusted EBITDA (in millions)	$(3) - $(1)
Adjusted EBITDA margin (%)	(4.8)% - (1.5)%

Full Year 2025

Guidance
Revenue (in millions)	$240 - $255
Revenue growth (year-over-year)	(23)% - (18)%
Adjusted EBITDA (in millions)	$(14) - $0
Adjusted EBITDA margin (%)	(5.8)% - 0.0%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Revenue:
Hosted services (1)	$60,216	$78,600	$261,682	$332,971
Professional services	12,990	16,868	50,792	69,012
Total revenue	$73,206	$95,468	$312,474	$401,983
(1) On March 20, 2023, the Company completed the sale of Kasamba and therefore ceased recognizing revenue related to Kasamba effective on the transaction close date. Further, this sale eliminated the entire Consumer segment, as a result of which revenue is presented within a single consolidated segment. Hosted services included $7.1 million for the year ended December 31, 2023, relating to Kasamba.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Cost of revenue	$198	$577	$1,080	$1,456
Sales and marketing	903	2,925	7,394	10,354
General and administrative	948	364	6,789	(5,706)
Product development	1,107	3,508	6,726	5,750
Total	$3,156	$7,374	$21,989	$11,854

Amortization of Purchased Intangibles and Finance Leases
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles and finance leases, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Cost of revenue	$20	$4,966	$9,217	$18,691
Amortization of purchased intangibles	357	861	2,745	3,505
Total	$377	$5,827	$11,962	$22,196

Supplemental Fourth Quarter 2024 Presentation
LivePerson will post a presentation providing supplemental information for the fourth quarter of 2024 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its fourth quarter of 2024 financial results during a teleconference today, March 5, 2025, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13750778.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call until March 19, 2025. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13750778.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is a leader in digital customer conversations. The world's leading brands — including HSBC, Virgin Media and Burberry — use our award-winning LivePerson platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing uniquely rich data analytics and safety tools to unlock the power of conversational AI for better business outcomes. Fast Company named LivePerson the #1 Most Innovative AI Company in the world. Learn more at liveperson.com.

Non-GAAP Financial Measures

Investors are cautioned that the following financial measures used in this press release and on our earnings call are “non-GAAP financial measures”: (i) adjusted EBITDA, or net loss before depreciation, other litigation, consulting and other employee costs, restructuring costs, amortization of purchased intangibles and finance leases, impairment of goodwill, impairment of intangibles and other assets, stock-based compensation expense, leadership transition costs, contingent earn out adjustments, provision for income taxes, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, change in fair value of warrants, interest expense, interest income, loss (gain) on divestiture, and other expense (income), net; (ii) adjusted EBITDA margin, or net loss before depreciation, other litigation, consulting and other employee costs, restructuring costs, amortization of purchased intangibles and finance leases, impairment of goodwill, impairment of intangibles and other assets, stock-based compensation expense, leadership transition costs, contingent earn out adjustments, provision for income taxes, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, change in fair value of warrants, interest expense, interest income, loss (gain) on divestiture, and other expense (income), net, divided by revenue; (iii) adjusted operating income (loss), or net loss before provision for income taxes, other litigation, consulting and other employee costs, restructuring costs, amortization of purchased intangibles and finance leases, impairment of goodwill, impairment of intangibles and other assets, stock-based compensation expense, leadership transition costs, contingent earn out adjustments, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, change in fair value of warrants, interest expense, interest income, loss (gain) on divestiture, and other expense (income), net, and (iv) free cash flow, or net cash used in operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements

Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, changes to our capital structure, our ability to execute on our transformation strategy, the effects of our cost-reduction efforts and the impact of our new hires, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With respect to our financial guidance, we note that it is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: our ability to retain existing customers and cause them to purchase additional services and to attract new customers; the intensive personnel, infrastructure and resource commitment required to support our customer base; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to successfully integrate acquisitions; our ability to refinance our substantial indebtedness before it becomes due or to secure necessary additional financing on commercially reasonable terms, or at all; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third-party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy data protection and AI and increased public scrutiny of privacy, security and AI issues that could result in increased government regulation and other legal obligations; ongoing litigation and legal matters; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings or by our vendors; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third-party software for use in our products and services, and our ability to successfully integrate third-party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange; and other factors described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 4, 2024 (as amended on April 29, 2024) and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 8, 2024. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$73,206	$95,468	$312,474	$401,983

Costs, expenses and other:
Cost of revenue	18,182	39,818	93,404	142,823
Sales and marketing	21,027	32,365	100,475	125,677
General and administrative	16,111	21,554	80,008	91,619
Product development	22,032	29,859	99,917	124,792
Impairment of goodwill	56,924	—	60,551	11,895
Impairment of intangibles and other assets	36,304	5,015	46,872	7,974
Restructuring costs	3,263	6,665	11,139	22,664
Loss (gain) on divestiture	—	—	558	(17,591)
Amortization of purchased intangible assets	357	861	2,745	3,505
Total costs, expenses and other	174,200	136,137	495,669	513,358

Loss from operations	(100,994)	(40,669)	(183,195)	(111,375)

Other (expense) income, net:
Interest expense	(6,286)	(793)	(14,486)	(4,882)
Interest income	1,312	2,457	5,860	9,551
Gain on debt extinguishment	—	—	73,083	7,200
Other (expense) income, net	(5,554)	1,043	(12,800)	3,234
Total other (expense) income, net	(10,528)	2,707	51,657	15,103

Loss before provision for income taxes	(111,522)	(37,962)	(131,538)	(96,272)

Provision for income taxes	606	2,563	2,735	4,163

Net loss	$(112,128)	$(40,525)	$(134,273)	$(100,435)

Net loss per share of common stock:
Basic	$(1.27)	$(0.48)	$(1.51)	$(1.28)
Diluted	$(1.27)	$(0.48)	$(1.51)	$(1.28)

Weighted-average shares used to compute net loss per share:
Basic	88,541,522	83,610,995	88,715,161	78,593,274
Diluted	88,541,522	83,610,995	88,715,161	78,593,274

LivePerson, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Year Ended December 31,
	2024	2023
OPERATING ACTIVITIES:
Net loss	$(134,273)	$(100,435)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	21,989	11,854
Depreciation	30,310	32,557
Reduction of operating lease right-of-use assets	4,059	—
Amortization of purchased intangible assets and finance leases	11,962	22,196
Amortization of debt issuance costs and accretion of debt discount	4,513	4,043
Impairment of goodwill	60,551	11,895
Impairment of intangibles and other assets	46,872	7,974
Change in fair value of warrants	12,232	—
Change in fair value of contingent consideration	—	4,629
Gain on debt extinguishment	(73,083)	(7,200)
Paid-in-kind interest expense	5,810	—
Allowance for credit losses	14,959	3,319
Loss (gain) on divestiture	558	(17,591)
Deferred income taxes	623	1,046
Equity loss in joint venture	—	2,264
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	37,548	1,457
Prepaid expenses and other current assets	7,300	(3,411)
Contract acquisition costs	3,331	4,992
Other assets	652	1,361
Accounts payable, accrued expenses and other current liabilities	(44,518)	10,773
Deferred revenue	(23,058)	(3,169)
Operating lease liabilities	(4,868)	(523)
Other liabilities	1,401	(7,796)
Net cash used in operating activities	(15,130)	(19,765)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(25,142)	(28,657)
Proceeds from divestiture	—	13,819
Purchases of intangible assets	(3,074)	(4,004)
Net cash used in investing activities	(28,216)	(18,842)
FINANCING ACTIVITIES:
Proceeds from issuance of 2029 convertible senior notes	100,000	—
Payment for repurchase of 2024 convertible senior notes	(72,492)	(149,702)
Payment for repurchase of 2026 convertible senior notes	(4,901)	—
Payment of debt issuance costs	(7,584)	—
Principal payments for financing leases	(401)	(3,330)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	350	1,890
Net cash provided by (used in) financing activities	14,972	(151,142)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,314)	465
Net decrease in cash, cash equivalents, and restricted cash	(29,688)	(189,284)
Cash classified within current assets held for sale	—	10,011
Cash, cash equivalents, and restricted cash - beginning of year	212,925	392,198
Cash, cash equivalents, and restricted cash - end of year	$183,237	$212,925

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024		2023
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(112,128)	$(40,525)	$(134,273)		$(100,435)
Add/(less):
Depreciation	7,145	7,705	30,310		32,557
Other litigation, consulting and other employee costs (1)	2,029	5,553	16,976		32,266
Restructuring costs (2)	3,263	6,665	11,139		22,664
Amortization of purchased intangibles and finance leases	377	5,827	11,962		22,196
Impairment of goodwill	56,924	—	60,551		11,895
Impairment of intangibles and other assets	36,304	5,015	46,872		7,974
Stock-based compensation expense (3)	3,156	8,525	21,989		10,187
Leadership transition costs	(195)	1,418	2,998		8,384
Contingent earn out adjustments	—	(812)	—		4,629
Provision for income taxes	606	2,563	2,735		4,163
Working capital adjustment - Kasamba	—	—	1,776		—
IT transformation costs (4)	110	3,576	1,205		3,576
Acquisition and divestiture costs	—	96	920		3,131
Gain on debt extinguishment	—	—	(73,083)	—	(7,200)
Change in fair value of warrants	4,442	—	12,232	—	—
Interest expense	6,286	793	14,486		4,882
Interest income	(1,312)	(2,457)	(5,860)		(9,551)
Loss (gain) on divestiture	—	—	558		(17,591)
Other expense (income), net (5)	1,110	(231)	566		(7,863)
Adjusted EBITDA	$8,117	$3,711	$24,059		$25,864

Reconciliation of Adjusted Operating Income (Loss):
Loss before provision for income taxes	$(111,522)	$(37,962)	$(131,538)		$(96,272)
Add/(less):
Other litigation, consulting and other employee costs (1)	2,029	5,553	16,976		32,266
Restructuring costs (2)	3,263	6,665	11,139		22,664
Amortization of purchased intangibles and finance leases	377	5,827	11,962		22,196
Impairment of goodwill	56,924	—	60,551		11,895
Impairment of intangibles and other assets	36,304	5,015	46,872		7,974
Stock-based compensation expense (3)	3,156	8,525	21,989		10,187
Leadership transition costs	(195)	1,418	2,998		8,384
Contingent earn out adjustments	—	(812)	—		4,629
Working capital adjustment - Kasamba	—	—	1,776		—
IT transformation costs (4)	110	3,576	1,205		3,576
Acquisition and divestiture costs	—	96	920		3,131
Gain on debt extinguishment	—	—	(73,083)		(7,200)
Change in fair value of warrants	4,442	—	12,232		—

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

Interest expense	6,286	793	14,486	4,882
Interest income	(1,312)	(2,457)	(5,860)	(9,551)
Loss (gain) on divestiture	—	—	558	(17,591)
Other expense (income), net (5)	1,110	(231)	566	(7,863)
Adjusted operating income (loss)	$972	$(3,994)	$(6,251)	$(6,693)
——————————————
(1)Includes litigation costs of $0.8 million and consulting fees and related costs of $1.2 for the three months ended December 31, 2024. Includes litigation costs of $13.8 million, and consulting fee and related costs of $3.2 million for the year ended December 31, 2024. Includes litigation costs of $4.4 million and consulting fees and related costs of $1.2 million for the three months ended December 31, 2023. Includes litigation costs of $28.0 million and consulting fees and related costs of $4.4 million for the year ended December 31, 2023.
(2)Includes severance and other compensation related costs of $3.9 million, and reversal of IT contract termination costs of $0.6 million for the three months ended December 31, 2024. Includes reversal of IT contract termination costs of $1.2 million and severance and other compensation related costs of $12.3 million for the year ended December 31, 2024. Includes IT contract termination costs of $5.7 million and severance costs and other compensation related costs of $1.0 million for the three months ended December 31, 2023. Includes severance costs and other compensation related costs of $16.9 million and IT contract termination costs of $5.8 million for the year ended December 31, 2023.
(3)Excludes $1.7 million of accelerated stock-based compensation for the three months ended and year ended December 31, 2023 in connection with the CEO departure, as these costs are presented in leadership transition costs.
(4)Includes IT infrastructure realignment costs related to consolidating and migrating data centers to the cloud.
(5)Includes $10.0 million of other income related to a litigation settlement and losses related to the Company’s equity method investment during the year ended December 31, 2023. The remaining amount of other expense (income), net fluctuation is attributable to currency rate fluctuations for the three months and year ended December 31, 2023.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Calculation of Free Cash Flow:
Net cash (used in) provided by operating activities	$(3,115)	$4,537	$(15,130)	$(19,765)
Purchases of property and equipment, including capitalized software	(3,638)	(6,220)	(25,142)	(28,657)
Total Free Cash Flow	$(6,753)	$(1,683)	$(40,272)	$(48,422)

LivePerson, Inc.
Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$183,237	$210,782
Restricted cash	—	2,143
Accounts receivable, net	28,737	81,802
Prepaid expenses and other current assets	19,250	26,981
Total current assets	231,224	321,708
Operating lease right-of-use assets	48	4,135
Property and equipment, net	100,557	119,325
Contract acquisition costs, net	33,559	37,354
Intangible assets, net	15,070	61,625
Goodwill, net	222,554	285,631
Deferred tax assets, net	4,411	4,527
Other assets	355	1,208
Total assets	$607,778	$835,513

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,378	$13,555
Accrued expenses and other current liabilities	66,530	97,024
Deferred revenue	57,980	81,858
Convertible senior notes	—	72,393
Operating lease liabilities	52	2,719
Total current liabilities	139,940	267,549
Convertible senior note, net of current portion	527,070	511,565
Operating lease liabilities, net of current portion	—	2,173
Deferred tax liabilities	3,542	2,930
Other liabilities	4,542	3,158
Total liabilities	675,094	787,375
Commitments and contingencies
Total stockholders’ equity	(67,316)	48,138
Total liabilities and stockholders’ equity	$607,778	$835,513

Investor Relations contact
ir-lp@liveperson.com